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                                                                      EXHIBIT 11

                            GATEWAY BANCSHARES, INC.
          CONSOLIDATED STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                  (unaudited)

The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month periods ended March 31, 2004 and 2003.




                                                       Three Months Ended
                                                     ----------------------
                                                     March 31,   March 31,
                                                        2004        2003
                                                     ----------  ----------

Basic net income                                     $  442,648  $  391,181
                                                     ==========  ==========

Basic earnings on common shares                      $  442,648  $  391,181
                                                     ==========  ==========

Weighted average common shares outstanding, basic       652,638     681,758
                                                     ==========  ==========

Basic earnings per common share                      $     0.68  $     0.57
                                                     ==========  ==========

Basic net income per common share                    $     0.68  $     0.57
                                                     ==========  ==========

Diluted net income                                   $  442,648  $  391,181
                                                     ==========  ==========

Diluted earnings on common shares                    $  442,648  $  391,181
                                                     ==========  ==========

Weighted average common shares outstanding, diluted     711,073     695,116
                                                     ==========  ==========

Diluted earnings per common share                    $     0.62  $     0.56
                                                     ==========  ==========

Diluted net income per common share                  $     0.62  $     0.56
                                                     ==========  ==========
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